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Exhibit 10.4

EXECUTION COPY

AMENDMENT NO. 1 TO THE RESTRICTED SHARE GRANT AND
STOCKHOLDER'S AGREEMENT BETWEEN TREE.COM, INC.,
LENDINGTREE HOLDINGS CORP. AND DOUGLAS R. LEBDA

August 30, 2010

This Amendment No. 1 to that certain Restricted Share Grant and Stockholder's Agreement, dated as of August 15, 2008 (the "Agreement") between Tree.Com, Inc. (as successor by assignment to IAC/InterActiveCorp) ("Tree"), LendingTree Holdings Corp. (the "Company") and Douglas R. Lebda (the "Stockholder") is effective as of August 30, 2010, unless otherwise indicated. All capitalized terms used herein without definition shall have the meanings given to them in the Agreement.

        WHEREAS, subject to the terms and conditions set forth herein, Tree, the Company and the Stockholder wish to make certain amendments to the Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.
Section 3.1 of the Agreement is hereby deleted and replaced in its entirety with the following:

  "The Stockholder shall not be permitted to transfer, sell, assign, pledge, hypothecate, bequeath, give, create a Lien (as defined in Section 4.4(b) below) on, place in trust (voting or otherwise), designate a different trustee, custodian or beneficiary for any shares already held in trust, assign or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of law or for value (each, a "Transfer"), any Shares or beneficial interest in any of the Shares, except for Transfers of Shares (each, a "Permitted Transfer") (i) to Tree, provided that such Shares have vested pursuant to Section 1.2 above, or (ii) to the Stockholder's guardian or conservator, a trust for the benefit of the Stockholder or the Stockholder's spouse or lineal descendents and, upon the death of the Stockholder, the Stockholder's executor, administrator and heirs (any such transferee, a "Permitted Transferee"); provided, that in each case other than a Permitted Transfer to Tree, no Permitted Transfer shall be effective unless and until the transferee of the Shares so transferred (a) executes and delivers to the Company an appropriate document in form satisfactory to the Company, in which such Permitted Transferee agrees that it shall be bound as a Stockholder by, and that its beneficial ownership of any Shares will be subject to, all the terms and conditions provided in this Agreement; and (b) executes and delivers to the Company an investor's letter in a form satisfactory to the Company, in which such Permitted Transferee provides the Company with adequate representations and warranties with respect to the exemption of such Transfer under the Securities Act and any applicable state securities laws. Any purported Transfer not in accordance with this Agreement shall be void and of no effect."

2.
Except as explicitly set forth herein, the remaining provisions of the Agreement will remain in full force and effect.

* * * Signature Page to Follow * * *

        IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first set forth above.

TREE.COM, INC.
/s/ CHRIS HAYEK Name: Chris Hayek Title: SVP-CAO
LENDINGTREE HOLDINGS CORP.
/s/ DEBRA ASHLEY Name: Debra Ashley Title: Asst. Corp. Secretary
SHAREHOLDER
/s/ DOUGLAS R. LEBDA Douglas R. Lebda

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  Exhibit 10.4